Exhibit 32.2

Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Quarterly Report on Form 10-Q of Eclipsys Corporation (the “Company”) for the period ended March 31, 2008 (the “Report”), the undersigned, Robert J. Colletti, Senior Vice President, Chief Financial Officer and Chief Accounting Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 12, 2008

/s/ Robert J. Colletti
Robert J. Colletti
Senior Vice President, Chief Financial Officer and Chief Accounting Officer